Exhibit 99.2
Bank of America 35th Annual Investment Conference NationsRent Companies, Inc. - September 19, 2005

Forward-Looking Statements This Presentation contains or may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, are identified by words such as "may," "will," "would," "could," "likely," estimate," "intend," "plan," "believe," "expect," or "anticipate" and other similar words are dependent on certain events, risks and uncertainties that may be outside of the Company's control. These forward-looking statements may include statements of management's plans, objectives and expectations for the Company's future operations and statements of future economic performance, the Company's capital budget and future capital requirements, and the Company's meeting its future capital needs. We do not guarantee that events described in this Presentation will happen as described or that any positive trends noted in this Presentation will continue. Actual results and developments could differ materially from those expressed in or implied by such statements due to a number of factors, including, without limitation, those described in our filings with the Securities and Exchange Commission. We will not update forward-looking statements even though our situation may change in the future.

Significant operational and financial improvements since December 2003 31% growth in total revenue 80% growth in EBITDA to $173 million For full year 2005, we expect EBITDA to be at or slightly above the high end of the range of our previous guidance of $170 to $180 million Low financial leverage, relative to our peer group Substantial asset base and stable liquidity position Healthy industry fundamentals Opportunities for continued improvement Company Highlights

NationsRent Profile

- National platform
  - 267 locations in 26 states
  - High-growth construction markets
  - Including 100 NationsRent at Lowe's stores
- Approximately $1billion of rental fleet (original cost)
  - Over 80,000 items of equipment
  - Orderly liquidation value approaching $700 million
- Diversified customer base of approximately 500,000 customer accounts
- Nationally-recognized brand name
- Customer focused line of services including: equipment rental and sales, maintenance, service and repair

One of the largest full-service equipment providers in the U.S.











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How NationsRent Goes to Market Rental Sales Parts Service Merchandise Customer Multiple Providers NationsRent - Single Source Provider Heavy Dirt Dealer Aerial Rental Service, Parts Building customer loyalty by being the customer's equipment solutions provider

Completed Upgraded point-of-sale system and internal controls Diversified revenue base Instituted ROI focused compensation program Established company-wide safety culture Cultivated strong relationships with key manufacturers Made significant investment in rental fleet based on return driven standards On-going Implement market driven sales strategy designed to maximize market share and profitability Establish market responsive price mechanisms using new expanded data availability Drive business-wide initiatives to reduce operating costs through rationalization of overhead and business process re-engineering Invest in rental fleet based on deployment and pricing metrics Continue to transition business model for generation of strong free cash flow in steady state environment Key Business Initiatives

100 stores in Midwest, Southeast, Mid-Atlantic and Texas Low investment per store, under $700k Rental dollar utilization near 100% EBITDA/Invested Fleet more than 50% higher than traditional stores Contributes approximately 10% of total rental revenue Attracts less price sensitive DIY and small contractor Can serve all customers with equipment from any store (including traditional stores) Currently negotiating options to extend existing leases through 2012 Continue to explore additional stores and test new store formats NationsRent at Lowe's

Fleet Composition - June 2005 Well Diversified Fleet Approximately $1 billion of original cost Approaching $700 million of orderly liquidation value (OLV) Over $400 million of new fleet purchased since June 2003 heavy 18% light 6% aerial 29% general 47%

Fleet Age 60 55 50 45 40 35 30 47.5 48.5 49.7 49.6 49.3 50.0 48.9 43.5 39.2 oct03 dec03 march04 june04 sept04 dec04 march05 june05 projected 12/31/06 In Months A declining fleet age creates significant capital expenditure flexibility.

Well Positioned Capital Structure ($ in Millions) cash and marketable securities $56.9 Capitalization $100mm Senior Credit Facility due 2010 * 0.0 $250mm 9.5% Senior Secured Notes due 2010 250.0 $150mm 9.5% Senior Unsecured Notes due 2015 150.0 Total debt 400.0 Total Shareholder's Equity 193.8 Total Capitalization $593.8 Long-term non-amortizing debt ... Senior Credit Facility $250mm Senior Secured Notes $150mm Senior Unsecured Notes 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 10 * No cash borrowings, $24mm of letters of credit outstanding at June 30, 2005 * No cash borrowings, $24mm of letters of credit outstanding at June 30, 2005

Strong Asset Values Underlying Balance Sheet June 30, 2005 ($ in Millions) Strong Asset Values Underlying Balance Sheet June 30, 2005 ($ in Millions) 6/30/05 Adjusted Description ASSETS Cash and marketable securities $ 56.9 $ 56.9 Book value Accounts receivable 84.3 84.3 Book value Inventories 46.5 46.5 Book value Prepaid & other 23.8 Rental equipment, net 485.8 691.8 Orderly liquidation value * Other pp&e, net 66.8 44.7 Book value of land and vehicles Intangibles and goodwill 8.5 Total Assets $ 772.6 $ 924.2 Adjusted tangible assets LIABILITIES AND EQUITY Accounts payable $ 122.3 $ 122.3 Book value Accrued compensation/taxes 14.0 14.0 Book value Accrued expenses and other 53.2 53.2 Book value Debt 389.3 400.0 $250mm senior secured, $150mm senior unsecured Total Liabilities 578.8 589.5 Adjusted total liabilities Preferred stock 72.0 Common/accum. deficit 121.8 Total equity 193.8 334.8 Adjusted net tangible assets Total Liab. & Equity $ 772.6 * June 30, 2005 independent appraisal by Rouse Asset Services 11 * June 30, 2005 independent appraisal by Rouse Asset Services

Strong Credit Statistics ($ in Millions) 12/31/03 12/31/04 6/30/05 TTM EBITDA $ 96.8 $ 156.1 $ 173.8 Pro Forma Interest * $ 26.5 $ 26.5 $ 38.0 Debt $ 296.6 $ 296.6 $ 400.0 Net Debt $ 248.5 $ 256.0 $ 343.1 Total Capitalization $ 475.5 $ 482.2 $ 593.8 Financial Ratios Debt/TTM EBITDA 3.06x 1.90x 2.30x Net Debt/TTM EBITDA 2.57x 1.64x 1.97x TTM EBITDA/Pro Forma Interest 3.66x 5.90x 4.57x Debt/Total Capitalization 62.4% 61.5% 67.4% Tangible Assets to Net Debt 2.60x 2.74x 2.53x * 12/31/03 and 12/31/04: 9.5% on $250mm plus 6% on $45mm, 6/30/05: 9.5% on $400mm of debt obligations

Total Revenue (Trailing Twelve Months, $ in Millions) 31% Increase Equipment Rental Sales of New, Merch., Parts & Service 31% increase since 12/31/03 12% increase in equipment rental 95% increase in sales of new equipment, merchandise, parts & service Mix ... non-rental revenue doubled from 13% to 26% of total revenue Mix ... non-rental revenue doubled from 13% to 26% of total revenue Mix ... non-rental revenue doubled from 13% to 26% of total revenue Mix ... non-rental revenue doubled from 13% to 26% of total revenue Mix ... non-rental revenue doubled from 13% to 26% of total revenue 31% Increase $639.7 $610.2 $589.7 $563.2 $532.7 $514.1 Sales of New, $486.6 Merch., Parts & Service Sales of Rental Fleet Equipment Rental 12/31/2003 3/31/2004 6/30/2004 9/30/2004 12/31/2004 3/31/2005 6/30/2005 Sales of Rental Fleet

EBITDA (Trailing Twelve Months, $ in Millions) 80% Increase 12/31/2003 3/31/2004 6/30/2004 9/30/2004 12/31/2004 3/31/2005 6/30/2005 $122.9 $103.2 $96.8 $136.8 $156.1 $163.6 $173.9

Federal Highway Bill Congress approved in July 2005 $286 billion Six year spending Non-residential construction growth Manufacturer discipline 2005 storm update All affected stores re-opened Fleet being re-positioned Engineering Construction Industry Backlog ($Billions) $60.0 $51.4 $50.0 $42.8 $38.5 $40.0 $36.7 $30.0 $20.0 $10.0 $0.0 2001 2002 2003 2004 Source: Public filings from a composite of 18 diversified engineering companies. U.S. Total Construction Spending U.S. Residential Construction Spending U.S. Non-Residential Construction Spending ($Billions) $800 $700 = 12 . 4% $609 05 02- $570 $600 CAGR $482 $500 $429 = 65.1% $395 93- 00 $380 $400 CAGR $357 $320 $287 $295 $300 $263 $253 $230 $200 $100 $0 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005E ($Billions) $600 = 4.5% 03-05 CAGR $484 $474 $500 $455 $458 $448 $443 = 62.1% -00 $413 93 $386 $400 CAGR $359 $329 $305 $276 $300 $261 $200 $100 $0 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005E Source: U.S. Census Bureau, Value of Non-Residential Construction Put in Place - Seasonally Adjusted Annual Rate; 2005E based on January - June 2005. Healthy Industry Fundamentals

Grow rental revenue at or above the industry average while maintaining price discipline Selectively adding/moving fleet to markets with above average returns Increase time utilization/deployment Deployment based pricing discipline Optimizing rental fleet in each market Grow sales of new equipment, parts and service Dealership for each key manufacturer in a region Gain cost efficiencies in training and parts inventory Floor plan inventory opportunistically available for rental Same product offering in rental fleet drives sales, service and parts revenue Leverage of sales of used equipment used to drive parts and service revenue Opportunities

Maximize growth within existing markets New stores in existing or contiguous markets Selected acquisitions Reduce repair and maintenance costs Vendor consolidation Process efficiencies Younger average age fleet Control SG&A costs Maintain leverage that gives us operational and financial flexibility Generate positive free cash flow (including interest and cash taxes) Expect to achieve 2006-2007 timeframe Opportunities

Significant operational and financial improvements since December 2003 Low financial leverage, relative to our peer group Substantial asset base and stable liquidity position Healthy industry fundamentals Opportunities for continued improvement Summary

Supplemental

EBITDA Reconciliation to Net Income

($ in Millions, unaudited for the quarters ending)

This presentation includes a discussion of earnings before interest, taxes, depreciation, amortization, rental and vehicle lease expense and reorganization items (defined herein as "EBITDA"), which is a non-GAAP financial measure of operating results. The table below provides a reconciliation between net income or loss and EBITDA for the periods indicated:

	3/31/03	6/30/03	9/30/03	12/31/03	3/31/04	6/30/04	9/30/04	12/31/04	3/31/05	6/30/05
Net Income (loss)	$ (22.5)	$ 1,373.2	$ 6.0	$ (19.6)	$ (20.3)	$ 1.2	$ 14.1	$ 4.4	$ (12.8)	$ 5.2
Reorganization items, net	(7.3)	(1,393.9)	-	-	-	-	(0.9)	(1.0)	(0.2)	-
Rental equipment depreciation	21.4	25.2	25.5	25.6	28.8	27.8	30.2	30.6	30.5	32.8
Rental equipment lease expense	13.5	7.0	1.6	0.5	-	-	-	-	-	-
Vehicle lease expense	4.0	2.7	0.3	0.1	-	-	-	-	-	-
Non-rental equipment depreciation and amortization	2.9	3.1	1.7	2.5	2.2	1.7	1.4	1.9	1.9	2.1
Non-cash restricted stock amortization	-	-	-	4.4	1.6	1.4	0.3	0.2	0.2	0.2
Interest expense	1.5	2.8	3.9	10.7	7.6	7.8	7.6	7.3	7.8	9.9
EBITDA	$ 13.5	$ 20.2	$ 39.0	$ 24.1	$ 19.9	$ 39.9	$ 52.8	$ 43.4	$ 27.4	$ 50.2
Trailing Twelve Month EBITDA				$ 96.8	$ 103.2	$ 122.9	$ 136.8	$ 156.1	$ 163.6	$ 173.9

Management believes EBITDA is relevant and useful information that is commonly used by analysts, investors and other interested parties. EBITDA is presented to provide additional information regarding our ability to meet our future debt service obligations, capital expenditures and working capital requirements. EBITDA should not be considered in isolation or as a substitute for net income or loss, cash flow provided or used by operating activities or other income or cash flow data prepared in accordance with Generally Accepted Accounting Principles ("GAAP") or as a measure of our profitability or liquidity. EBITDA excludes components that are significant in understanding and assessing our results of operations, cash flows and liquidity. In addition, EBITDA is not a term defined by GAAP and, as a result, might not be comparable to similarly titled measures used by other companies.

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